UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 31, 2008

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2008, Nautilus, Inc., a Washington corporation (the “Company”), and its subsidiary, Nautilus International S.A., entered into a Second Amendment to Loan and Security Agreement (the “Amendment”) in respect of the Loan and Security Agreement dated as of January 16, 2008 among the Company, Bank of America, N.A., in its capacity as agent, and the lenders party thereto, as amended (the “Loan Agreement”).

Pursuant to the Amendment, the Company extended the maturity date of the term loan outstanding under the Loan Agreement to the earlier to occur of (i) April 30, 2008, (ii) the consummation of a sale of certain subsidiaries or assets of the Company or (iii) the consummation of a financing pursuant to which a third party takes a first priority lien in certain intellectual property assets of the Company. Also pursuant to the Amendment the aggregate maximum revolving commitment of the lenders thereunder, following the earlier to occur of (i) April 30, 2008 or (ii) the Company’s receipt of proceeds from the sale of certain subsidiaries or assets of the Company, will be reduced by $30 million to $70 million, which amount may be increased under certain circumstances to $95 million. In connection with, and pursuant to the Amendment the Company also repaid $3 million of principal amount outstanding under the term loan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

April 4, 2008	By:	/s/ Wayne M. Bolio
(Date)		Wayne M. Bolio
Chief Administrative Officer and Senior Vice President, Law